UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2020

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida (Address of principal executive offices)	34240 (Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

1.     On November 23, 2020, we entered into a Distribution Agreement with IDS Medical Systems (“Distributor”) to distribute the INVOcell system to Malaysia under which Distributor was appointed as the exclusive distributor in Malaysia. We can elect to terminate Distributor’s exclusivity upon its failure to meet certain purchase targets, in our sole discretion. The agreement is for a term of three years. We also granted Distributor an exclusive right to the INVO trademarks in Malaysia in connection with the sale of products in Malaysia.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

2.     On November 23, 2020, we entered into a separate joint venture agreement (the “JV Agreement”) with SNS Nurni SDN BHD, a company incorporated in Malaysia to establish an exclusive joint venture, also in Malaysia, with the purpose to introduce, promote and market our technologies related to the INVOcell and INVO Procedure in dedicated government-owned fertility clinics in Malaysia and to establish INVO Clinics in Malaysia.. The name of the JV Company will be SNS MURNI INVO Bioscience Malaysia Sendirian Berhad and will be registered in Malaysia and such JV Company will be owned 50% by each of INVO Bioscience, or an affiliate and SNS Murni. The JV Company will be managed by its 4 directors, two of whom will be appointed by INVO Bioscience and two of whom will be appointed by SNS Murni.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

3.     On November 23, 2020, we entered into a joint venture agreement (the “JV Agreement”) with Ginekaliks Dooel, a limited liability company incorporated in the Republic of North Macedonia to establish an exclusive joint venture in the Republic of North Macedonia with Ginekalix with the purpose of obtaining approval to initially commercialize and to introduce, promote and market our technologies related to the INVOcell and INVO Procedure in the Republic of North Macedonia, as well as establishing the INVO Centar Model for Intravaginal Culture as a private healthcare institution.. The name of the JV Company will be Ginekalix INVO Bioscience LLC Skopje and will be registered in the Republic of North Macedonia and such JV Company will be owned 50% by each of INVO Bioscience, or an affiliate and Ginekaliks. The JV Company will be managed by its 2 managers, one of whom will be appointed by INVO Bioscience and one  of whom will be appointed by Ginekaliks.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 8.01     Other Events

On November 25, 2020, we issued a press release titled “INVO Bioscience and idsMED Group Enter Distribution Agreement for INVOcell for Malaysia.”  A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Distribution Agreement
10.2	Joint Venture Agreement (Malaysia)
10.3	Joint Venture Agreement (Macedonia)
99.1	Press Release dated November 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated November 25 2020